PROSPECTUS SUPPLEMENT
----------------------
(To Prospectus Supplement and Prospectus                      File No. 333-83374
dated April 1, 2002)                                              Rule 424(b)(3)
Prospectus number: 2228

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:     $100,000,000      Original Issue Date:    May 3, 2002

CUSIP Number:         59018YMW8         Stated Maturity Date:   May 5, 2003

Interest Calculation:                   Day Count Convention:
|X| Regular Floating Rate Note          |X| Actual/360
|_| Inverse Floating Rate Note          |_| 30/360
    (Fixed Interest Rate):              |_| Actual/Actual

Interest Rate Basis:
|_| LIBOR                               |_| Commercial Paper Rate
|_| CMT Rate                            |_| Eleventh District Cost of Funds Rate
|_| Prime Rate                          |_| CD Rate
|X| Federal Funds Open Rate             |_| Other (see attached)
|_| Treasury Rate
    Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:

Index Maturity:  N/A                       Minimum Interest Rate: 0.00%

Spread:          Plus 0.09%                Maximum Interest Rate: 0.00%

Initial
Interest Rate:   Calculated as if the      Spread Multiplier:     Not Applicable
                 Original Issue Date was
                 an Interest Reset Date

Interest
Reset Dates:     Each Business Day, commencing May 4, 2002 to but excluding the
                 Stated Maturity Date, subject to the following Business Day convention

Interest
Payment Dates:   Quarterly, on the 5th of August, November, February and
                 maturity commencing August 5, 2002; subject to the following business day convention
Fed Funds
Open Rate:       The rate for an Interest Reset Date shall be the rate set
                 forth on Telerate Page 5 for that day underneath the caption
                 "FEDERAL FUNDS" in the row titled "OPEN". If the rate is not available for an Interest Reset Date, the rate for that Interest Reset Date shall be the Federal Funds Effective rate as published in the H.15 Daily Update.

Repayment at
the Option of
the Holder:      The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at
the Option of
the Company:     The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:            The Notes are being issued in fully registered book-entry form.

Trustee:         JPMorgan Chase Bank

Dated:           April 30, 2002